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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213861

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 23, 2018

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 26, 2017)

Santander UK plc

$            % Notes due

$            % Floating Rate Notes due

             The        % Notes due June     ,        , which we refer to as the "fixed rate notes," will bear interest at a rate of        % per year. We will pay interest on the fixed rate notes each June     and December     , and on the maturity date of the fixed rate notes, commencing on December     , 2018. The Floating Rate Notes due                ,        , which we refer to as the "floating rate notes," will bear interest at a rate equal to the then-applicable U.S. dollar three-month LIBOR plus        %. We will pay interest on the floating rate notes each March     , June     , September     , and December     , and on the maturity date, commencing on September     , 2018. We refer to the fixed rate notes and the floating rate notes collectively as the "notes."

             If LIBOR ceases to be calculated or administered for publication, or if it would be unlawful for us or the calculation agent to determine or use LIBOR for the purposes of calculating interest on the floating rate notes, the Independent Adviser (as defined herein) or, if we are unable to appoint the Independent Adviser or if the Independent Adviser fails to determine an alternative rate prior to the relevant date, we may select an Alternative Base Rate (as defined herein) and the manner in which the floating interest rate is calculated or determined may be varied, as described in this prospectus supplement.

             Unless we redeem the notes earlier, the fixed rate notes will mature on June     ,        and the floating rate notes will mature on June     ,         . There is no sinking fund for the notes.

             We may redeem all but not some of the fixed rate notes or floating rate notes at any time at 100% of their principal amount plus accrued interest if certain tax events described in this prospectus supplement and the accompanying prospectus occur.

             The notes will be issued in denominations of $200,000 and in multiples of $1,000 in excess thereof. The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

             Notwithstanding any other term of the notes, the indenture or any other agreements, arrangements, or understandings between Santander UK plc (the "issuer") and any holder of notes, by its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the notes into shares, other securities or other obligations of the issuer or another person (and the issue to or conferral on the holders of notes of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (iii) the cancellation of the notes; (iv) the amendment or alteration of the maturity of the notes or amendment of the amount of interest payable on the notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the notes, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

             For these purposes, "Amounts Due" are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the notes. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

             As used in this prospectus supplement, the "UK bail-in power" is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time ("BRRD"), including but not limited to the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

             A reference to a "regulated entity" is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the "relevant UK resolution authority" is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

             By its acquisition of the notes, each holder of the notes (including each holder of a beneficial interest in the notes), to the extent permitted by the Trust Indenture Act of 1939, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the notes.

             By its acquisition of the notes, each holder of the notes (including each holder of a beneficial interest in the notes) will acknowledge, accept, consent and agree to be bound by the Independent Adviser's or our determination of the Alternative Base Rate, the Alternative Screen Page (as defined herein), any Adjustment Spread (as defined herein) and any Floating Rate Calculation Changes (as defined herein), including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of notes.

             We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

             See "Risk Factors" beginning on page S-11 of this prospectus supplement and beginning on page 8 of the accompanying prospectus to read about factors you should consider before investing in the notes.

             Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

             The notes are not savings accounts, deposits or other obligations of a bank and are not insured by the FDIC or any other governmental agency or instrumentality of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds (before expenses) to issuer

Per fixed rate note	%	%	%

Per floating rate note	%	%	%

Total	$	$	$

             Interest on the notes will accrue from the date of issuance, which is expected to be June     , 2018.

             We may use this prospectus supplement and the accompanying prospectus in the initial sale of the notes. In addition, Santander Investment Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Santander Investment Securities Inc. or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

             The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or "DTC," for the accounts of its participants, including Clearstream Banking, société anonyme, or "Clearstream," and Euroclear Bank S.A./N.V., or "Euroclear," on or about June     , 2018.

Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	Santander	Wells Fargo Securities

May     , 2018

i

MiFID II product governance / Professional investors and ECPs only target market

        Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, "MiFID II"); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA retail investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in any Member State.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes to which they relate or an offer to sell or the solicitation of an offer to buy such notes by any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to its date.

        The distribution or possession of this prospectus supplement and the accompanying prospectus in or from certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions, and neither we nor any of the underwriters accepts any liability in relation to any such restrictions. See "Underwriting."

Benchmark Administrator

        Amounts payable under the floating rate notes bear interest at a variable rate based on the London Interbank Offered Rate ("LIBOR"). LIBOR is a benchmark rate produced by the ICE Benchmark Administration Limited. As at the date of this prospectus supplement, ICE Benchmark Administration Limited appears on the register of administrators and benchmarks established and maintained by the European Securities and Markets Authority pursuant to Article 36 of Regulation (EU) 2016/2011 (the "Benchmarks Regulation").

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file reports and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus supplement. We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the year ended December 31, 2017 (SEC File No. 001-14928) (the "Annual Report on Form 20-F"),

  •
  our report on Form 6-K furnished on April 26, 2018 (SEC File No. 001-14928),

  •
  any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement, and

  •
  any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement and prior to the termination of the offering of securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement but only to the extent identified in such reports.

        You may read and copy any materials we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the Commission are also available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK plc, 2 Triton Square, Regent's Place, London NW1 3AN, England, telephone: +44 870 607 6000. Website: http://www.santander.co.uk/uk/about-santander-uk/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

SUMMARY

        This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference. As used in this prospectus supplement, the terms "we," "our" and "us" refer to Santander UK plc and its consolidated subsidiaries unless the context requires otherwise.

 The Offering

Notes	$ principal amount of fixed rate notes and $ principal amount of floating rate notes.
Issuer	Santander UK plc.
Fixed rate notes:
Maturity date	The fixed rate notes will mature on June , .
Interest rate	The fixed rate notes will bear interest at a rate of % per year.
Interest payment dates
Each June and December , and on the maturity date of the fixed rate notes, commencing December , 2018. If an interest payment date or redemption date, or the maturity date, as the case may be, for the fixed rate notes would fall on a Saturday, Sunday, a legal holiday or a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close, then the interest payment date, redemption date or maturity date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day.
Regular record dates for interest	The fifteenth calendar day (whether or not a business day) preceding the related interest payment date.
Calculation of interest	Interest on the fixed rate notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
CUSIP / ISIN	/
Floating rate notes:
Maturity date	The floating rate notes will mature on June , .
Interest rate	The floating rate notes will bear interest at a rate per year equal to the then-applicable U.S. dollar three-month LIBOR plus %.

Interest reset dates	The rate of interest on the floating rate notes will be reset quarterly on March, , June , September and December of each year. If any interest reset date would fall on a day that is not a business day, the interest reset date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day. For the floating rate notes, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.
Interest payment dates
Each March, , June , September and December , and on the maturity date, commencing September , 2018. If any interest payment date, other than the maturity date or a redemption date, for the floating rate notes would fall on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. If the maturity date or a redemption date for the floating rate notes would fall on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day.
Regular record dates for interest	The fifteenth calendar day (whether or not a business day) preceding the related interest payment date.
Interest determination dates
The calculation agent will determine the initial interest rate for the floating rate notes by reference to U.S. dollar three-month LIBOR on the second London banking day preceding the issue date and the interest rate for each succeeding interest reset date by reference to U.S. dollar three-month LIBOR on the second London banking day preceding the applicable interest reset date.
Calculation of interest	Interest on the floating rate notes will be calculated on the basis of a 360-day year and the actual number of days elapsed.

Calculation of LIBOR	"LIBOR" means, as of any interest determination date:
(1)
the offered quotation to leading banks in the London interbank market for three-month U.S. dollar deposits (i) as defined by (A) the ICE Benchmark Administration ("IBAM"), (B) its successor in such capacity, or (C) such other person assuming the responsibility of IBAM or its successor in calculating the London Inter-Bank Offered Rate in the event IBAM or its successor no longer do so, and (ii) as calculated by their appointed calculation agent and published, as such rate appears on either the Reuters Monitor Money Rates Service page LIBOR01 (or a successor page on such service) or, if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m., London time, on such interest determination date;
(2)
if no such rate is so published on such interest determination date due to a temporary disruption in service or the market, then the rate for such interest determination date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month U.S. dollar deposits quoted to the calculation agent by each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the issuer, as of 11:00 a.m., London time, on such interest determination date:
• if at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates; or
• if fewer than two such rates are so provided, LIBOR on the interest determination date will be LIBOR as determined for or otherwise applicable during the last preceding interest period.

(3)	Notwithstanding clause (2) above, with respect to an interest determination date on which no rate appears on the relevant screen page, if we (in consultation with the calculation agent) determine that LIBOR has ceased to be published on the relevant screen page as a result of LIBOR ceasing to be calculated or administered for publication thereon or that it is unlawful for either the calculation agent or us to determine or use the London Inter-Bank Offered Rate, we will use reasonable efforts to appoint an Independent Adviser to determine (in consultation with us) the Alternative Base Rate and the Alternative Screen Page by no later than five business days prior to the interest determination date relating to the next succeeding interest period (the "interest determination cut-off date") for the purpose of determining the rate of interest applicable to the floating rate notes for all future interest periods (subject to the subsequent operation of this paragraph (3)). If we are unable to appoint an Independent Adviser, or if the Independent Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page prior to the interest determination cut-off date, we will determine the Alternative Base Rate and the Alternative Screen Page for such Interest Period; provided that if we do not determine the Alternative Base Rate and the Alternative Screen Page prior to the interest determination date for such interest period, the interest rate for such interest period will be equal to the interest rate in effect for the immediately preceding interest period.

"Adjustment Spread" means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or, only if the Independent Adviser fails to make any such determination, we, determine is required to be applied to the Alternative Base Rate, as a result of the replacement of LIBOR with the Alternative Base Rate, and is the spread, formula or methodology which:
(A)
has been formally recommended, or formally provided as an option for parties to elect to adopt, by the Bank of England (or any committee thereof or other body appointed or endorsed thereby for such purpose) in relation to the replacement of LIBOR with the Alternative Base Rate;
(B)
the Independent Adviser (in consultation with us) or, failing which, we, determine is recognized or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Alternative Base Rate; or
(C)
if no such customary market usage is recognized or acknowledged, the Independent Adviser in its discretion (in consultation with us), or, failing which, we in our discretion, determine (acting in good faith) to be appropriate.

"Alternative Base Rate" means the rate that the Independent Adviser or, failing which, we determine has replaced LIBOR in customary market usage for determining floating interest rates in respect of bonds denominated in U.S. dollars or, if the Independent Adviser or, failing which, we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner) determine that there is no such rate, such other rate as the Independent Adviser or, failing which, we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner) determine in its or our sole discretion is most comparable to LIBOR. If the Alternative Base Rate is determined, such Alternative Base Rate will be the Alternative Base Rate for the remaining interest periods (subject to the subsequent operation of paragraph (3) above).

"Alternative Screen Page" means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other screen page, information service or source as may replace the alternative screen page, information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such screen page, information service or source for purposes of displaying comparable rates).

"Independent Adviser" means an independent financial institution of international repute or other independent adviser experienced in the international capital markets, in each case appointed by us at our own expense.

If the Independent Adviser (in consultation with us) or, only if the Independent Adviser fails to make any such determination, we, determine that an Adjustment Spread is required to be applied to the Alternative Base Rate and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Alternative Base Rate. If the Independent Adviser is, or, failing which, we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Alternative Base Rate will apply without an Adjustment Spread.

If the Independent Adviser or, failing which, we determine the Alternative Base Rate or any Adjustment Spread, the Independent Adviser or, failing which, we may also, following consultation with the calculation agent, make changes to the Alternative Base Rate or the Adjustment Spread, as well as the day count fraction, the business day convention, the definition of business day, the remaining interest determination dates and any method for obtaining the substitute or successor base rate if the Alternative Base Rate or the Alternative Screen Page is unavailable on the relevant interest determination date or otherwise, in each case in order to follow market practice, as well as any other changes that we, following consultation with the Independent Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the "Floating Rate Calculation Changes"). Any Floating Rate Calculation Changes will apply to the floating rate notes for all future interest rate periods (subject to the subsequent operation of paragraph (3) above).

We will promptly give notice of the determination of the Alternative Base Rate, any Adjustment Spread, the Alternative Screen Page and any Floating Rate Calculation Changes to the trustee, the paying agent, the calculation agent and the holders of notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with respect to the Alternative Base Rate	By its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) (i) will acknowledge, accept, consent and agree to be bound by the Independent Adviser's or our determination of the Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread and any Floating Rate Calculation Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of notes, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent in respect of, and agree that none of the trustee, the paying agent or the calculation agent will be liable for, the determination of or the failure to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread or any Floating Rate Calculation Changes and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent will have any obligation to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread or any Floating Rate Calculation Changes (including any adjustments thereto), including in the event of any failure by us to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread and any Floating Rate Calculation Changes.
CUSIP / ISIN	/
Provisions common to the fixed rate notes and the floating rate notes:
Denominations	The notes will be issued only in book-entry form, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
Ranking
The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Payment of additional amounts
Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. withholding tax from any payment made on the notes, we will pay additional amounts on those payments so that the amount received by holders of the notes will equal the amount that would have been received if no such taxes had been applicable. See "Description of the Debt Securities—Additional Amounts" and "Description of the Debt Securities—Covenants" in the accompanying prospectus.

Tax redemption	In the event of various tax law changes that require us to pay additional amounts and other limited circumstances as described under "Description of the Debt Securities—Redemption" in the accompanying prospectus we may redeem all but not some of the notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest, if any, to, but excluding, the redemption date.
Repayment	The notes will not be subject to repayment at the option of the holder prior to maturity.
Agreement with respect to the exercise of UK bail-in power
By its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) acknowledges, accepts, agrees to be bound by and consents to the exercise of the UK bail-in power by the relevant UK resolution authority. See "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power" in the accompanying prospectus.
Repayment of Amounts Due after exercise of UK bail-in power
No Amounts Due on the notes will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.
Sinking fund	None.
Book-entry issuance, settlement and clearance
We will issue the notes as global notes in book-entry form registered in the name of DTC or its nominee. The sale of the notes will settle in immediately available funds through DTC. Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system. Those organizations will include Clearstream and Euroclear in Europe.
Governing law	The notes and the indenture will be governed by the laws of the State of New York.
Conflicts of interest
Santander Investment Securities Inc. is an affiliate of the issuer and, as such, the offering is being conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority ("FINRA") addressing "conflicts of interest" as defined in that rule. See "Underwriting—Conflicts of Interest" in this prospectus supplement.

Further issuances	We may, without the consent of the holders of the fixed rate notes or the floating rate notes, as applicable, issue additional fixed rate notes or floating rate notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the fixed rate notes or the floating rate notes, as applicable, described in this prospectus supplement except for the price to the public and issue date; provided however that such additional fixed rate notes or floating rate notes, as applicable, shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional notes are issued pursuant to a "qualified reopening" of the notes offered by this prospectus supplement, are otherwise treated as part of the same "issue" of debt instruments as the notes offered by this prospectus supplement, or the notes offered in this prospectus supplement and the additional notes are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. See "Description of the Notes—Further Issuances" in this prospectus supplement.
Listing
We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.
Use of proceeds	We intend to use the net proceeds from the sale of the notes for our general corporate purposes.
Calculation agent, paying agent and trustee	Wells Fargo Bank, National Association.

Recent Developments

        On April 26, 2018, we released certain financial information for the quarter ended March 31, 2018, which was furnished to the SEC on a Form 6-K dated April 26, 2018 and which is incorporated by reference herein. The following is a summary of certain financial information for the quarter ended March 31, 2018, compared to the comparable quarter in 2017.

  •
  Net interest income decreased, driven by pressure on new mortgage margins and SVR attrition, partially offset by strong lending volumes.

  •
  Non-interest income decreased, with lower security financing income in GCB and mark-to-market movements on economic hedges and hedge inefficiencies offsetting increases in Retail Banking and Commercial Banking.

  •
  Operating expenses before credit impairment losses, provisions and charges increased, with regulatory, risk and control costs increasing with a number of major projects due to be implemented during 2018, thus offsetting operational and digital efficiencies. We are also continuing with our strategic and digital investments which will support future growth and deliver operational efficiencies.

  •
  Credit impairment losses increased, primarily due to a further charge for a GCB customer, which moved to non-performance in 2017 and is now materially provided, as well as an impairment charge for a 2018 drawdown by Carillion plc, together with lower mortgage releases year-on-year. Credit quality for all other customer loan books remains good.

  •
  Provisions for other liabilities and charges were decreased, with no additional PPI or other conduct provisions this quarter.

  •
  Profit before tax decreased compared to the comparable quarter in 2017, for the reasons outlined above.

RISK FACTORS

        The Annual Report on Form 20-F incorporated by reference in this prospectus supplement and the accompanying prospectus includes, beginning on page 235, extensive risk factors relating to our business. You should carefully consider those risks and the risks relating to the notes described below and in the accompanying prospectus beginning on page 8, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

The floating rate notes bear interest based on LIBOR, which may no longer be produced beyond 2021, which could have adverse consequences to holders of the floating rate notes.

        The floating rate notes bear interest at a variable rate based on the London Interbank Offered Rate ("LIBOR"). LIBOR is a benchmark rate produced by the ICE Benchmark Administration ("IBAM") that is designed to provide an indication of the average rate at which a LIBOR contributor bank can obtain unsecured funding in the London interbank market for a given period, in a given currency. It is a "polled" rate, meaning that a panel of representative banks submits rates which are then combined to produce the LIBOR rate for the applicable period with respect to the applicable currency.

        The UK's Financial Conduct Authority, or FCA, which regulates LIBOR, stated on July 27, 2017, that following 2021 it will no longer encourage panel banks to contribute to LIBOR, as it has done to date. While such action by the FCA would not prohibit IBAM from continuing to produce LIBOR, it is possible that panel banks will no longer make submissions to IBAM to support the production of LIBOR after 2021 in the absence of encouragement from the FCA. On November 24, 2017, the FCA confirmed that all 20 of the panel banks have agreed to support the LIBOR benchmark until 2021. Societe Generale will cease submissions to the US Dollar panel and Credit Agricole Corporate and Investment Bank will cease submissions to the Japanese Yen panel. Both banks will continue to submit to all other panels to which they currently contribute. The FCA has stated that it does not expect to see any further changes to the LIBOR panels until the end of 2021. In addition, on November 29, 2017, the Bank of England and the FCA announced that, from January 2018, its Working Group on Sterling Risk-Free Rates will be mandated with implementing a broad-based transition to the Sterling Overnight Index Average ("SONIA") over the next four years across sterling bond, loan and derivative markets, so that SONIA is established as the primary sterling interest rate benchmark by the end of 2021. The potential transition from LIBOR to SONIA or the elimination of the LIBOR benchmark, or changes in the manner of administration of such benchmark, could require an adjustment to the terms of the notes, or result in other consequences. At this time, it is not possible to predict the effect of any such changes, any transition to SONIA or establishment of alternative reference rates or any other reforms to LIBOR and the methodology used to produce it that may be implemented in the United Kingdom or elsewhere. In addition, the risk that it becomes unlawful or impermissible (for regulatory reasons) for either the calculation agent or the issuer to determine or use LIBOR cannot be excluded. Uncertainty regarding the future of or changes to LIBOR or the unavailability of LIBOR could have a material adverse effect upon the value of, return on and trading in debt securities bearing interest at a rate based on LIBOR and other LIBOR linked securities.

        In addition, in the event that LIBOR ceases to exist, or cannot be used, prior to the maturity of the floating rate notes, the method of calculation and rate of interest payable on the floating rate notes may change. See "Description of the Notes—Interest Payments—Floating Rate Notes" in this prospectus supplement. In particular, if we (in consultation with the calculation agent) determine that LIBOR has ceased to be calculated or administered for publication, or if it would be unlawful for us or the calculation agent to determine or use LIBOR for the purposes of calculating interest on the floating rate notes, an independent adviser in consultation with, and appointed by, us, or failing such appointment or any failure by the independent adviser to make the relevant determination(s), we, will have the discretion to select an alternative base rate, as well as to make certain changes to the manner in which the floating interest rate is calculated or determined, which could include applying an adjustment spread (which may be positive or negative) to the alternative base rate and/or making amendments to the terms of the floating rate notes to ensure the proper operation of the alternative base rate. The independent adviser and our economic interests could be adverse to your interests as an investor in the floating rate notes, and neither it nor we will have any obligation to consider your interests as a holder of notes in taking any action that might affect the value of the floating rate notes. Moreover, this alternative method may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the floating rate notes if LIBOR was available in its current form.

        Any such change could result in adverse U.S. federal income tax consequences for holders of the notes. If a published LIBOR rate is unavailable after 2021 and banks are unwilling or unable to provide quotations for the calculation of LIBOR and no alternative base rate is determined (including because the same costs and risks that may lead to the discontinuation or unavailability of LIBOR make the alternative base rate impossible or impracticable to determine), the floating interest rate on the floating rate notes will accrue at the same rate as the immediately preceding interest period, effectively converting the floating rate notes into fixed rate instruments. Any of the foregoing may have an adverse effect on the value of the floating rate notes.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the notes to be approximately $        after deducting underwriting discounts and expenses of the offering. We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION

        The following table sets forth Santander UK plc's unaudited consolidated capitalization (including short-term debt) as of December 31, 2017, on an actual basis and on an as adjusted basis to give effect to the sale of the notes.

	As of December 31, 2017
	Actual	As Adjusted
	£m	£m
Indebtedness:
Debt securities in issue	42,633
Subordinated liabilities	3,793	3,793

Total indebtedness	46,426

Stockholders' equity
Share capital and other equity instruments	5,400	5,400
Share premium account	5,620	5,620
Retained earnings	4,732	4,732
Other reserves	301	301

Total equity	16,053	16,053

Non-controlling interest	152	152

Total capitalization	62,631

(1)
Adjusted to give effect to the net proceeds from the sale of the notes. The gross proceeds of the notes of $        have been translated into pounds sterling at an exchange rate of $        as of            , 2018. Additionally, fees and expenses of $        have been deducted.

        Under IFRS, our £325 million sterling preference shares are classified as debt and are included, together with accrued interest, in subordinated liabilities in the table above.

        As of December 31, 2017, we had total liabilities and equity of £314,765 million, including deposits by banks of £15,669 million (including £1,885 million classified as trading liabilities).

        On June 24, 2014, December 2, 2014, June 10, 2015 and April 10, 2017, we issued £500 million, £300 million, £750 million and £500 million respectively, of Perpetual Capital Securities to our immediate parent company, Santander UK Group Holdings plc, which are reflected in share capital and other equity instruments in the table above.

        As of December 31, 2017, we had contingent liabilities including guarantees arising in the normal course of business totaling £43,499 million, consisting of guarantees given to third parties of £1,557 million, formal standby facilities, credit lines and other commitments of £41,942 million.

        The debt securities in issue listed in the above table exclude retained issuances (notes held by Santander UK plc). They include:

  a)
  £1,400 million of medium term notes issued by Holmes Master Issuer plc under its Residential Mortgage-Backed Securities Program and £616 million of medium term notes issued by Fosse Master Issuer plc under its Residential Mortgage-Backed Securities Program (the "Holmes and Fosse notes"). The Holmes and Fosse notes are ultimately secured, under the respective Program, on a share of residential mortgages originated by Santander UK plc (and, in the case of Fosse, also originated by Alliance & Leicester plc). Under IFRS, indebtedness under the Holmes and Fosse notes is required to be included within our indebtedness in the table above, notwithstanding that neither we nor any of our subsidiaries is required to support such indebtedness.

  b)
  £852 million of medium term notes issued by Motor 2015-1 plc, Motor 2016-1 plc and Motor 2017-1 plc (together, the "Motor notes"). The Motor notes are ultimately secured on three corresponding portfolios of auto loan receivables (for Motor 2015-1 plc, Motor 2016-1 plc and Motor 2017-1 plc respectively) originated by Santander Consumer (UK) plc. Under IFRS, indebtedness under the Motor notes is required to be included within our indebtedness in the table above, notwithstanding that neither we nor any of our subsidiaries is required to support such indebtedness.

  c)
  £1,240 million of auto loans asset-backed securities.

  d)
  £15,799 million of covered bonds issued under the €35 billion Global Covered Bond Program by Abbey National Treasury Services plc and guaranteed by Santander UK plc and Abbey Covered Bonds LLP. The guarantee of Abbey Covered Bonds LLP is secured on a portfolio of residential mortgages originated by Santander UK plc. Effective June 1, 2016, Santander UK plc has been substituted in place of Abbey National Treasury Services plc as the principal and sole obligor under these notes.

  e)
  £8,816 million of euro medium term notes issued under the $30 billion Euro Medium Term Note Program ("EMTN program") by Abbey National Treasury Services plc and guaranteed by Santander UK plc. Effective June 1, 2016, Santander UK plc has been substituted in place of Abbey National Treasury Services plc as the principal and sole obligor under this EMTN program. There were no outstanding euro medium term notes issued by Santander UK plc under the Santander UK plc and Santander UK Group Holdings plc €30 billion EMTN program.

  f)
  £6,280 million of notes issued by Abbey National Treasury Services plc (and guaranteed by Santander UK plc) and registered with the Commission. Effective June 1, 2016, Santander UK plc has been substituted in place of Abbey National Treasury Services plc as the principal and sole obligor under these notes.

  g)
  £2,906 million of commercial paper issued under the $20 billion Commercial Paper Program by Abbey National Treasury Services plc, US Branch, guaranteed by Santander UK plc.

  h)
  £4,681 million of certificates of deposit issued by Santander UK plc and Abbey National Treasury Services plc and guaranteed by Santander UK plc.

        The following sets out material transactions since December 31, 2017 through March 31, 2018:

        As of March 31, 2018, we had debt securities in issue totaling £44,472 million, excluding retained issuances. This increase in debt securities in issue as compared to December 31, 2017 resulted predominantly from new issuances of debt securities and the effects of changes in foreign exchange rates, offset by maturities.

        There were £985 million new issuances of Holmes and Fosse notes and maturities totaling £24 million.

        There were new issuances of £1,386 million of covered bonds and maturities of £958 million.

        There were no new issuances of Motor notes and maturities totaling £39 million.

        There were no new issuances and maturities totaling £0.24 million of auto loans asset-backed securities.

        There were no new issuances and maturities of £1,619 million under the Santander UK plc $30 billion EMTN program.

        There were £881 million new issuances and no maturities of Santander UK plc debt under the Santander UK plc and Santander UK Group Holdings plc €30 billion EMTN program.

        There were new issuances of £356 million and no maturities of Santander UK plc debt registered with the Commission.

        There were £6,164 million new issuances of certificates of deposits and maturities of £5,472 million.

        There were £5,003 million new issuances and maturities of £3,938 million in relation to commercial paper.

        As of March 31, 2018, we had contingent liabilities of £42,738 million. This decrease in contingent liabilities as compared to December 31, 2017 is due to a decrease in standby facilities of £839 million offset by an increase in guarantees to third parties of £78 million.

        As of March 31, 2018, we had subordinated liabilities totaling £3,618 million.

        Save as disclosed above, there has been no significant change in our contingent liabilities (including guarantees), total capitalization and indebtedness since December 31, 2017.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes offered by this prospectus supplement adds information to the description of the general terms and provisions of debt securities under the heading "Description of the Debt Securities" beginning on page 13 of the accompanying prospectus. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

        For the avoidance of doubt, each reference to "holder," "holders" and "you" will be deemed to include the beneficial owners of the notes.

General

        We will issue the notes pursuant to an indenture dated as of September 29, 2016 between Santander UK plc, as issuer, and Wells Fargo Bank, National Association, as trustee (the "trustee") (as successor to Law Debenture Trust Company of New York pursuant to an Agreement of Resignation, Appointment and Acceptance dated June 2, 2017 among the issuer, the trustee and Law Debenture Trust Company of New York), as supplemented and amended by the first supplemental indenture entered into on November 3, 2017 and by a third supplemental indenture expected to be entered into on June     , 2018, between the issuer and the trustee (as supplemented and amended, the "indenture"). The notes will each be a series of our debt securities. We will issue the fixed rate notes in the aggregate principal amount of $            and the floating rate notes in the aggregate principal amount of $            . The fixed rate notes will mature on June     ,        and the floating rate notes will mature on June     ,        . We will issue the notes only in book-entry form, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

        The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.

Interest Payments

        The fixed rate notes will bear interest at a rate of        % per year and the floating rate notes will bear interest at a rate equal to the then-applicable U.S. dollar three-month LIBOR plus        %. The notes will accrue interest from and including June     , 2018, or from and including the most recent date to which interest has been paid (or provided for), to but excluding the next date upon which interest is required to be paid.

  Fixed Rate Notes

        Interest will be payable on the fixed rate notes twice a year, on June         and December         , and on the maturity date of the fixed rate notes, commencing December     , 2018 to the person in whose name the fixed rate notes are registered at the close of business on the fifteenth calendar day, whether or not a business day, that precedes the applicable date on which interest will be paid. Interest on the fixed rate notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. For the fixed rate notes, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

        If the interest payment date or redemption date, or the maturity date, for the fixed rate notes would fall on a day that is not a business day, then the interest payment date or redemption date, or the maturity date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day.

  Floating Rate Notes

        Interest will be payable on the floating rate notes quarterly, on March         , June         , September         and December         , and on the maturity date, commencing September     , 2018, to the person in whose name the floating rate notes are registered at the close of business on the fifteenth calendar day, whether or not a business day, that precedes the applicable date on which interest will be paid. The floating rate notes will bear interest from and including June     , 2018, to, but excluding, September     , 2018 at a rate per year equal to the initial interest rate and thereafter at an interest rate that will be reset as described below to a rate per year equal to LIBOR (as defined below) plus        %. The initial interest rate will be equal to LIBOR plus        % as determined by the calculation agent as defined and described below. The rate of interest on the floating rate notes will be reset quarterly March         , June         , September         and December         , commencing September     , 2018 (each, an "interest reset date"); provided that the interest rate in effect from and including June     , 2018 to but excluding the first interest reset date will be the initial interest rate. If any interest reset date would fall on a day that is not a business day, the interest reset date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        If any interest payment date, other than the maturity date or a redemption date, for the floating rate notes would fall on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. If the maturity date or a redemption date for the floating rate notes would fall on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day. For the floating rate notes, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

        The calculation agent for the floating rate notes is Wells Fargo Bank, National Association, or its successor appointed by us, which we refer to as the "calculation agent." The calculation agent will determine the initial interest rate for the floating rate notes by reference to LIBOR on the second London banking day preceding the issue date and the interest rate for each succeeding interest reset date by reference to LIBOR on the second London banking day preceding the applicable interest reset date, each of which we refer to as an "interest determination date." Promptly upon such determination, the calculation agent will notify us and the trustee (if the calculation agent is not the same entity as the trustee) of the new interest rate. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.

        "London banking day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

        "LIBOR" means, as of any interest determination date:

  (1)
  the offered quotation to leading banks in the London interbank market for three-month U.S. dollar deposits (i) as defined by (A) the ICE Benchmark Administration ("IBAM"), (B) its successor in such capacity, or (C) such other person assuming the responsibility of IBAM or its successor in calculating the London Inter-Bank Offered Rate in the event IBAM or its successor no longer do so, and (ii) as calculated by their appointed calculation agent and published, as such rate appears on either the Reuters Monitor Money Rates Service page LIBOR01 (or a successor page on such service) or, if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m., London time, on such interest determination date;

  (2)
  if no such rate is so published on such interest determination date due to a temporary disruption in service or the market, then the rate for such interest determination date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month U.S. dollar deposits quoted to the calculation agent by each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the issuer, as of 11:00 a.m., London time, on such interest determination date:

    •
    if at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates; or

    •
    if fewer than two such rates are so provided, LIBOR on the interest determination date will be LIBOR as determined for or otherwise applicable during the last preceding interest period.

  (3)
  Notwithstanding clause (2) above, with respect to an interest determination date on which no rate appears on the relevant screen page, if we (in consultation with the calculation agent) determine that LIBOR has ceased to be published on the relevant screen page as a result of LIBOR ceasing to be calculated or administered for publication thereon or that it is unlawful for either the calculation agent or us to determine or use the London Inter-Bank Offered Rate, we will use reasonable efforts to appoint an Independent Adviser to determine (in consultation with us) the Alternative Base Rate and the Alternative Screen Page by no later than five business days prior to the interest determination date relating to the next succeeding interest period (the "interest determination cut-off date") for the purpose of determining the rate of interest applicable to the floating rate notes for all future interest periods (subject to the subsequent operation of this paragraph (3)). If we are unable to appoint an Independent Adviser, or if the Independent Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page prior to the interest determination cut-off date, we will determine the Alternative Base Rate and the Alternative Screen Page for such Interest Period; provided that if we do not determine the Alternative Base Rate and the Alternative Screen Page prior to the interest determination date for such interest period, the interest rate for such interest period will be equal to the interest rate in effect for the immediately preceding interest period.

    "Adjustment Spread" means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or, only if the Independent Adviser fails to make any such determination, we, determine is required to be applied to the Alternative Base Rate, as a result of the replacement of LIBOR with the Alternative Base Rate, and is the spread, formula or methodology which:

    (A)
    has been formally recommended, or formally provided as an option for parties to elect to adopt, by the Bank of England (or any committee thereof or other body appointed or endorsed thereby for such purpose) in relation to the replacement of LIBOR with the Alternative Base Rate;

    (B)
    the Independent Adviser (in consultation with us) or, failing which, we, determine is recognized or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Alternative Base Rate; or

    (C)
    if no such customary market usage is recognized or acknowledged, the Independent Adviser in its discretion (in consultation with us), or, failing which, we in our discretion, determine (acting in good faith) to be appropriate.

    "Alternative Base Rate" means the rate that the Independent Adviser or, failing which, we determine has replaced LIBOR in customary market usage for determining floating interest rates in respect of bonds denominated in U.S. dollars or, if the Independent Adviser or, failing which, we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner) determine that there is no such rate, such other rate as the Independent Adviser or, failing which, we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner) determine in its or our sole discretion is most comparable to LIBOR. If the Alternative Base Rate is determined, such Alternative Base Rate will be the Alternative Base Rate for the remaining interest periods (subject to the subsequent operation of paragraph (3) above).

    "Alternative Screen Page" means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other screen page, information service or source as may replace the alternative screen page, information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such screen page, information service or source for purposes of displaying comparable rates).

    "Independent Adviser" means an independent financial institution of international repute or other independent adviser experienced in the international capital markets, in each case appointed by us at our own expense.

        If the Independent Adviser (in consultation with us) or, only if the Independent Adviser fails to make any such determination, we, determine that an Adjustment Spread is required to be applied to the Alternative Base Rate and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Alternative Base Rate. If the Independent Adviser is, or, failing which, we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Alternative Base Rate will apply without an Adjustment Spread.

        If the Independent Adviser or, failing which, we, determine the Alternative Base Rate or any Adjustment Spread, the Independent Adviser or, failing which, we, may also, following consultation with the calculation agent, make changes to the Alternative Base Rate or the Adjustment Spread, as well as the day count fraction, the business day convention, the definition of business day, the remaining interest determination dates and any method for obtaining the substitute or successor base rate if the Alternative Base Rate or the Alternative Screen Page is unavailable on the relevant interest determination date or otherwise, in each case in order to follow market practice, as well as any other changes that we, following consultation with the Independent Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the "Floating Rate Calculation Changes"). Any Floating Rate Calculation Changes will apply to the floating rate notes for all future interest rate periods (subject to the subsequent operation of paragraph (3) above).

        We will promptly give notice of the determination of the Alternative Base Rate, any Adjustment Spread, the Alternative Screen Page and any Floating Rate Calculation Changes to the trustee, the paying agent, the calculation agent and the holders of notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

        The amount of interest accrued on the floating rate notes to (but excluding) each interest payment date will be calculated by multiplying the principal amount of the floating rate notes by an accrued interest factor. The accrued interest factor will be equal to the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is equal to the interest rate applicable to that day divided by 360. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date, or, if none, the initial interest rate.

        All percentages resulting from any calculation of any interest rate on the floating rate notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

        The calculation agent is Wells Fargo Bank, National Association, or its successor appointed by the issuer. All determinations and any calculations made by the calculation agent for the purposes of calculating LIBOR and by the Independent Adviser and/or us for purposes of calculating any Alternative Base Rate or Adjustment Spread shall be conclusive and binding on holders of the notes, the issuer and the trustee, absent manifest error. The calculation agent shall not be responsible to the issuer, holders of the notes, the trustee or any third party for any failure of the reference banks to provide quotations as requested of them or as a result of the calculation agent having acted on any quotation or other information given by any reference bank which subsequently may be found to be incorrect or inaccurate in any way. The calculation agent shall have no liability to the issuer, to holders of the notes or to any third party as a result of losses suffered due to the lack of an applicable rate of interest caused by LIBOR having been permanently discontinued or it being unlawful for either the calculation agent or the issuer to determine or use LIBOR.

        An Independent Adviser appointed hereunder shall act in good faith and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to the issuer, holders of the notes, the trustee or any third party for any determination made by it or for any advice given to us in connection with any determination made by us hereunder.

Agreement with Respect to the Alternative Base Rate

        By its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) (i) will acknowledge, accept, consent and agree to be bound by the Independent Adviser's or our determination of the Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread and any Floating Rate Calculation Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of notes, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent in respect of, and agree that none of the trustee, the paying agent or the calculation agent will be liable for, the determination of or the failure to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread or any Floating Rate Calculation Changes and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent will have any obligation to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread or any Floating Rate Calculation Changes (including any adjustments thereto), including in the event of any failure by us to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread and any Floating Rate Calculation Changes.

Agreement with Respect to the Exercise of UK Bail-in Power

        By its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) acknowledges, accepts, agrees to be bound by and consents to the exercise of the UK bail-in power by the relevant UK resolution authority. See "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power" in the accompanying prospectus.

Consolidation, Merger and Sale of Assets; Assumption

        The first paragraph in "Description of the Debt Securities—Consolidation, Merger and Sale of Assets; Assumption" in the accompanying prospectus is hereby replaced in its entirety by the following:

        We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the debt securities and under the indenture, and we procure the delivery of a customary officer's certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, United States, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 ("TIA"). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Wells Fargo Bank, National Association, in the ordinary course of our business.

Further Issuances

        We may, without the consent of the holders of the fixed rate notes or the floating rate notes, as applicable, issue additional fixed rate notes or floating rate notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the fixed rate notes or the floating rate notes, as applicable, described in this prospectus supplement except for the price to the public and issue date; provided however that such additional fixed rate notes or floating rate notes, as applicable, shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional notes are issued pursuant to a "qualified reopening" of the notes offered by this prospectus supplement, are otherwise treated as part of the same "issue" of debt instruments as the notes offered by this prospectus supplement, or the notes offered in this prospectus supplement and the additional notes are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such additional fixed rate notes or floating rate notes, as applicable, together with the fixed rate notes or floating rate notes, as applicable, offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to senior debt securities issued by us. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Same-Day Settlement and Payment

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

TAX CONSIDERATIONS

        Stated interest on the notes will be treated as qualified stated interest for U.S. federal income tax purposes.

        U.S. holders that use an accrual method of accounting for tax purposes ("accrual method holders") generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the "book/tax conformity rule"). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described in the accompanying prospectus, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for notes issued with original issue discount ("OID"), for tax years beginning after December 31, 2018. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

        The book/tax conformity rule applies to OID in some cases, and therefore may require accrual method holders to include OID on OID notes in a more accelerated manner than described in "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations—Original Issue Discount" in the accompanying prospectus if they do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on the U.S. holder's financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that accrual method holders may be required to include de minimis OID in gross income as the de minimis OID accrues on their financial statements. The application of the book/tax conformity rule to OID and de minimis OID is uncertain, and accrual method taxpayers should consult with their tax advisors on how the rule may apply to their investment in the notes.

        Under the book/tax conformity rule, an accrual method holder that has made the election described in the third paragraph of "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations—Premium and Market Discount" in the accompanying prospectus to accrue market discount may be required to accrue market discount in a more accelerated manner than described therein if the holder does so for financial accounting purposes. It is also possible, although less likely, that accrual method holders that have not made the election described in such paragraph and that accrue market discount on a current basis on their financial statements may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes. The application of the book/tax conformity rule to notes with market discount is uncertain, and accrual method taxpayers should consult with their tax advisors on how the rule may apply to their investment in the notes.

        For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the notes and are a U.S. holder, see "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus.

        For United Kingdom tax purposes, so long as the notes are and continue to be admitted to trading on a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007, payment of interest on the notes may be made without withholding or deduction for or on account of income tax. The New York Stock Exchange is currently a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007. For a discussion of additional United Kingdom income tax considerations, see "Certain Tax Considerations—Certain United Kingdom Tax Considerations" in the accompanying prospectus.

UNDERWRITING

        Under the terms and subject to the conditions contained in a pricing agreement dated May             , 2018 (which incorporates the terms of the underwriting agreement standard provisions dated October 27, 2017), we have agreed to sell to the underwriters named below the following respective principal amounts of the notes and the underwriters have agreed, severally and not jointly, to purchase the principal amount of notes set forth opposite their respective names below:

Underwriter	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Citigroup Global Markets Inc.	$	$
Goldman Sachs & Co. LLC
Santander Investment Securities Inc.
Wells Fargo Securities, LLC

Total	$	$

        The pricing agreement and underwriting agreement provide that the underwriters are severally obligated to purchase all of the notes if any are purchased. The pricing agreement and underwriting agreement also provide that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated. The underwriters may offer and sell the notes through one or more of their respective affiliates or selling agents.

        The underwriters propose to offer the notes initially at the prices to public listed on the cover page of this prospectus supplement and to other broker-dealers at the applicable prices to public less a selling concession of            % of the principal amount per fixed rate note and            % of the principal amount per floating rate note. The underwriters and other broker-dealers may allow discounts of            % of the principal amount per fixed rate note            and            % of the principal amount per floating rate note on sales to other broker-dealers. After the initial public offering, the underwriters may change the prices to public, concessions and discounts to broker-dealers. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We estimate that our expenses (which consist of, among other fees, SEC registration fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering, excluding underwriting discounts, will be approximately $            and will be payable by us.

        The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be. We intend to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

        We have agreed to indemnify the several underwriters against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a stabilizing or a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        There is no assurance that the underwriters will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We expect that delivery of the notes will be made against payment therefor on or about June             , 2018, which is the                business day in the City of New York after the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will not settle in T+2, to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement and should consult their own adviser.

Conflicts of Interest

        Santander Investment Securities Inc. is an affiliate of the issuer, and, as such, is deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, the offering of the notes is being conducted in compliance with the requirements of FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. Client accounts over which Santander Investment

Securities Inc. or any affiliate has investment discretion are not permitted to purchase the notes without specific written approval of the accountholder.

        Following the initial distribution of any of these notes, affiliates of ours may offer and sell these notes in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus supplement (together with the accompanying prospectus) in connection with these transactions. None of our affiliates is obligated to make a market in any of these notes and may discontinue any market-making activities at any time without notice.

Market-Making Resales by Affiliates

        This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by Santander Investment Securities Inc. ("SIS") in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, SIS may resell a security it acquires from other holders of notes after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SIS may act as principal or agent, including as agent for the counterparty in a transaction in which SIS acts as principal, or as agent for both counterparties in a transaction in which SIS does not act as principal. SIS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither SIS, nor any other of our affiliates have an obligation to make a market in the notes and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

        Furthermore, SIS may be required to discontinue its market-making activities during periods when we are (or when SIS is) seeking to sell certain of our securities or when SIS, such as by means of its affiliation with us, learns of material non-public information relating to us. SIS would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the notes. Although other broker-dealers may make a market in the notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when SIS discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

        We do not expect to receive any proceeds from market-making transactions.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        In connection with any use of this prospectus supplement and the accompanying prospectus by SIS or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

Selling Restrictions

        Each underwriter, severally and not jointly, has agreed that it will not offer or sell, directly or indirectly, any of the notes in any jurisdiction where such offer or sale is not permitted.

Public Offer Selling Restriction under the Prospectus Directive

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  i.
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  ii.
  a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  iii.
  not a qualified investor as defined in the Prospectus Directive; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

United Kingdom

        Each underwriter, severally and not jointly, has represented and agreed, and each further underwriter will be required to represent and agree, that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of FSMA would not apply to the issuer if the issuer were not an authorized person; and

  (b)
  it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Korea

        The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act. Each underwriter, severally and not jointly, has represented and agreed, that it has not offered, sold or delivered, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law) for a period of one (1) year from the date of issuance of the notes, except (i) to or for the account or benefit of a Korean resident which falls within certain categories of "professional investors" as specified in the Financial Investment Services and Capital Markets Act, its Enforcement Decree and the Regulation on Securities Issuance and Disclosure, in the case that the notes are issued as bonds other than convertible bonds, bonds with warrants or exchangeable bonds, and where other relevant requirements are further satisfied, or (ii) as otherwise permitted under applicable Korean laws and regulations.

Hong Kong

        Each underwriter, severally and not jointly, has represented and agreed that:

  (i)
  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

  (ii)
  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the "FIEA"). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except:

    (1)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (2)
    where no consideration is or will be given for the transfer;

    (3)
    where the transfer is by operation of law; or

    (4)
    as specified in Section 276(7) of the SFA.

People's Republic of China

        This prospectus supplement (together with the accompanying prospectus) may not be circulated or distributed in the People's Republic of China (the "PRC") and the notes may not be offered or sold directly or indirectly to any resident of the PRC, or offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC, except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Canadian Investors

Certain Relationships and Related Transactions

        We are relying on an exemption based on U.S. disclosure under section 3A.3 of National Instrument 33-105 Underwriting Conflicts from the requirement to provide disclosure with respect to "related issuer" or "connected issuer" relationships. Canadian investors should refer to "—Conflicts of Interest" above for further information.

Rights of Action for Damages or Rescission

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if an offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Resale Restrictions

        The distribution of the notes in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the notes must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada. Canadian investors are advised to seek legal advice prior to any resale of the notes, both within and outside of Canada.

        We are not presently, and do not intend to become, a "reporting issuer", as such term is defined under applicable Canadian securities laws, in any province or territory of Canada. Canadian investors are advised that the notes are not and will not be listed on any stock exchange in Canada and that no public market presently exists or is expected to exist for the notes in Canada following this offering. Canadian investors are further advised that the issuer is not required to file, and currently does not intend to file, a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the notes to the public in any province or territory of Canada in connection with this offering. Accordingly, the notes may be subject to an indefinite hold period under applicable Canadian securities laws unless resales are made in accordance with applicable prospectus requirements or pursuant to an available exemption from such prospectus requirements.

Forward-Looking Information

        This prospectus supplement and the accompanying prospectus may contain "forward-looking information" ("FLI") as such term is defined under applicable Canadian securities laws. FLI is disclosure regarding possible events, conditions or results of operations that is based on assumptions about future economic conditions and courses of action and includes future-oriented financial information ("FOFI") and information presented in the form of a "financial outlook" with respect to prospective results of operations, financial position or cash flows that is presented either as a forecast or a projection. FOFI is FLI about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, and presented in the format of a historical balance sheet, income statement or cash flow statement. Similarly, a "financial outlook" is FLI about prospective results of operations, financial position or cash flows that is based on assumptions about future economic conditions and courses of action that is not presented in the format of a historical balance sheet, income statement or cash flow statement.

        Canadian investors are advised that FLI is subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations as expressed or implied within this prospectus supplement and the accompanying prospectus. FLI reflects current expectations with respect to future events and is not a guarantee of future performance. Any FLI that may be included or incorporated by reference within this prospectus supplement and the accompanying prospectus, including any FOFI or "financial outlook", is presented solely for the purpose of conveying our current anticipated expectations and may not be appropriate for any other purposes. Canadian investors are cautioned not to place undue reliance on any FLI that may be included or incorporated by reference within this prospectus supplement and the accompanying prospectus and are advised that we are not obligated to provide recipients of this prospectus supplement and the accompanying prospectus with information updating any such FLI during any period that we are not a "reporting issuer" in any province or territory of Canada, other than as may be required under applicable securities laws and/or as agreed to in contract. This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Prospective purchasers should be aware that these requirements may differ significantly from those in Canada. Any FLI included or incorporated by reference within this prospectus supplement and accompanying prospectus may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Canadian securities laws.

Representations of Canadian Purchasers

        Each Canadian investor who purchases notes will be deemed to have represented to us, the underwriters and any dealer who sells notes to such purchaser that:

  (a)
  such purchaser is resident in the province of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Prince Edward Island, Nova Scotia or Newfoundland and Labrador and is basing its investment decision solely on the prospectus supplement and the accompanying prospectus containing final pricing and other information in respect of the notes and not on any other information concerning the issuer or the offer or sale of the notes;

  (b)
  the offer and sale of the notes was not made through an advertisement of the notes in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

  (c)
  such purchaser has reviewed and acknowledges the terms referred to above under the section entitled "Resale Restrictions";

  (d)
  where required by law, such purchaser is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable securities laws of the province in which such purchaser is resident, for its own account and not as agent for the benefit of another person;

  (e)
  the purchaser, or any ultimate purchaser for which the investor is acting as agent, acknowledges that no prospectus has been filed in Canada in connection with this offering and such purchaser, or any ultimate purchaser for which the investor is acting as agent, is entitled under applicable Canadian securities laws to purchase the notes without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing:

  (i)
  in the case of a purchaser resident in British Columbia, Alberta, Saskatchewan, Manitoba, Québec, New Brunswick, Prince Edward Island, Nova Scotia or Newfoundland and Labrador such purchaser is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") and a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations ("NI 31-103"), is not an individual and is purchasing the notes from a dealer that is registered as an "investment dealer" or "exempt market dealer" within the meaning of subsections 7.1(2)(a) and 7.1(2)(d) of NI 31-103 or from a dealer that is relying on the "international dealer exemption" contained in, and has received the notice from such dealer referred to in, section 8.18 of NI 31-103, respectively;

  (ii)
  in the case of an investor resident in province of Ontario, the investor is an "accredited investor" as such term is defined in section 73.3(1) of the Securities Act (Ontario) (the "Ontario Act") and in section 1.1 of NI 45-106, as applicable, and a "permitted client" as such term is defined in section 1.1 of NI 31-103, is not an individual and is purchasing the notes from a dealer that is registered as an "investment dealer" or "exempt market dealer" within the meaning of subsection 26(2) of the Ontario Act or from a dealer that is relying on the "international dealer exemption" contained in, and has received the notice from such dealer referred to in, section 8.18 of NI 31-103, respectively;

  (f)
  such purchaser is not a person created or used solely to purchase or hold the notes as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106;

  (g)
  none of the funds being used to purchase the notes are, to its knowledge, proceeds obtained or derived, directly or indirectly, as a result of illegal activities and that:

  (i)
  the funds being used to purchase the notes and advanced by or on behalf of the investor to the underwriters do not represent proceeds of crime for the purpose of the Criminal Code (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLTFA");

  (ii)
  the investor is not a person or entity with or in respect of whom transactions may be prohibited under Part II.1 of the Criminal Code (Canada), under regulations enacted pursuant to the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) the Justice for Victims of Corrupt Foreign Officials Act ("Sergei Magnitsky Law") or any regulations in force in Canada implementing or amending the foregoing;

  (iii)
  the underwriters may in the future be required by law to disclose the investor's name and other information relating to the investor and any purchase of the notes, on a confidential basis, pursuant to the PCMLTFA, Criminal Code (Canada), or under regulations enacted pursuant to the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act or as otherwise may be required by applicable laws, regulations or rules, and by accepting delivery of this prospectus supplement and the accompanying prospectus, the investor will be deemed to have agreed to the foregoing;

  (iv)
  to the best of the investor's knowledge, none of the funds to be provided by or on behalf of the investor to the underwriters are being tendered on behalf of a person or entity who has not been identified to the investor; and

  (v)
  the investor shall promptly notify the underwriters if the investor discovers that any of the representations contained in this subparagraph (g) cease to be true, and shall provide the issuer and the underwriters with appropriate information in connection therewith;

  (h)
  no person has made any written or oral representations (i) that any person will resell or repurchase the notes, (ii) that any person will refund the purchase price of the notes, or (iii) as to the future price or value of the notes; and

  (i)
  where required by applicable Canadian securities laws, regulations or rules, the investor will execute, deliver and file such reports, undertakings and other documents relating to the purchase of the notes by the investor as may be required by such laws, regulations and rules, or assist the issuer and the underwriters, as applicable, in obtaining and filing such reports, undertakings and other documents.

Bank Act (Canada)

        The issuer is not a member institution of the Canada Deposit Insurance Corporation. The liability incurred by the issuer through the issuance and sale of the notes is not a deposit. The issuer is not regulated as a financial institution in Canada.

VALIDITY OF NOTES

        Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, will pass upon the validity of the notes as to matters of U.S. law. Slaughter and May, our English solicitors, will pass upon the validity of the notes as to matters of English law. Certain matters of U.S. law and English law will be passed upon by Allen & Overy LLP for the underwriters. Cleary Gottlieb Steen & Hamilton LLP and Slaughter and May regularly provide legal services to us and our subsidiaries and affiliates.

EXPERTS

        The financial statements at 31 December 2017 and 2016 and for each of two years in the period ended 31 December 2017 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements at 31 December 2015 and for the year ended 31 December 2015 (before the effects of the adjustments to retrospectively apply the changes in accounting discussed in Note 41 to the consolidated financial statements) (not separately incorporated by reference herein) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing in the Annual Report on Form 20-F incorporated by reference in this prospectus supplement and the accompanying prospectus (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph outlining that Deloitte LLP were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in accounting discussed in Note 41 to the consolidated financial statements and, accordingly, did not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied). The adjustments to the consolidated financial statements at 31 December 2015 and for the year ended 31 December 2015 to retrospectively apply the change in composition of reportable segments, as described in Note 41 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements at 31 December 2015 and for the year ended 31 December 2015 incorporated in this prospectus supplement and the accompanying prospectus by reference from the Annual Report on Form 20-F have been so included in reliance upon the reports of (i) Deloitte LLP solely with respect to those consolidated financial statements before the effects of the adjustments to retrospectively apply the changes in accounting discussed in Note 41 to the consolidated financial statements and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those consolidated financial statements to retrospectively apply the change in the composition of reportable segments, as described in Note 41, given upon their authority as experts in auditing and accounting.

BASE PROSPECTUS

Santander UK plc

DEBT SECURITIES

        From time to time, Santander UK plc (the "Issuer") may offer debt securities in one or more series on a senior basis.

        We will provide the specific terms of the debt securities that we are offering in supplements to this prospectus. These terms may include the specific designation, aggregate principal amount, ranking, authorized denominations, interest rates or their methods of calculation, interest payment dates and redemption provisions, among others. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the debt securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you make a decision to invest. This base prospectus may not be used to sell any debt securities unless it is accompanied by a prospectus supplement.

        Investing in the debt securities involves certain risks. You should carefully consider the risk factors beginning on page 8 and included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 before you invest in any of our securities.

        The securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Santander Investment Securities Inc. or another of our affiliates may use this prospectus in a market-making transaction in the senior debt securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

October 26, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing the "shelf registration process." Under the shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings.

        There are certain restrictions on the distribution of this prospectus as set out in "Plan of Distribution (Conflicts of Interest)."

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the debt securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Obtain More Information."

        Unless the context requires otherwise, references to "Santander UK," the "Santander UK group," "we", "our" or "us" in this prospectus refer to Santander UK plc and its consolidated subsidiaries.

        In this prospectus, we use a number of short-hand terms in order to simplify the discussion of our operations. In particular:

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  "euros" and "€" refer to the currency of the participating member states in the European Union;

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  "pounds," "sterling," "£", "pence" and "p" refer to the currency of the United Kingdom; and

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  "U.S. dollars," "dollars," "U.S.$," "$" and "¢" refer to the currency of the United States.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AS AGAINST US, OUR MANAGEMENT AND OTHERS

        We are a public limited company incorporated in England and Wales. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are residents of the United Kingdom or countries other than the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us, our directors, officers and managers, and to force them to appear in a U.S. court. Our legal counsel in England, Slaughter and May, has advised us that there is doubt as to the enforceability in those countries, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based on U.S. securities laws.

        We have consented to service of process in the Borough of Manhattan, the City of New York, for claims based on the documents underlying the particular debt securities that we will issue, which include the related indenture, deposit and custody agreements, the terms of the debt securities themselves and the related global debt securities.

 WHERE YOU CAN OBTAIN MORE INFORMATION

        We file reports and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus. We incorporate by reference the following documents:

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  our annual report on Form 20-F for the year ended December 31, 2016, filed with the Commission on March 1, 2017 (SEC File No. 001-14928) (the "2016 Annual Report on Form 20-F"),

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  our report on Form 6-K furnished on May 22, 2017 (SEC File No. 001-14928),

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  our report on Form 6-K furnished on September 18, 2017 (SEC File No. 001-14928),

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  our report on Form 6-K furnished on October 26, 2017 (SEC File No. 001-14928),

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  any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the debt securities offered by this prospectus, and

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  any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in this prospectus but only to the extent identified in such reports.

        You may read and copy any materials we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at (800) SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the Commission are also available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK plc, 2 Triton Square, Regent's Place, London NW1 3AN, England, telephone: +44 870 607 6000. Website: http://www.santander.co.uk/uk/about-santander-uk/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS MAY NOT BE ACCURATE

        We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the Commission, including this prospectus or any accompanying prospectus supplement, documents incorporated herein by reference, other periodic reports to the SEC on forms 20-F and 6-K, offering circulars or other prospectuses, reports to shareholders, press releases and in other written materials and in oral statements made by its officers, directors or employees to third parties. Examples of such forward-looking statements include, but are not limited to:

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  projections or expectations of revenues, costs, profit (or loss), earnings (or loss) per share, dividends, capital structure or other financial items or ratios;

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  statements of plans, objectives or goals of Santander UK or its management, including those related to products or services;

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  statements of future economic performance; and

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  statements of assumptions underlying such statements.

        Words such as 'believes,' 'anticipates,' 'expects,' 'intends,' 'aims,' 'plans,' 'targets' and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        By their very nature, forward-looking statements are not statements of historical or current facts; they cannot be objectively verified, are speculative and involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. Some of these factors, which could affect our business, financial condition and/or results of operations, are considered in detail in the sections entitled "Risk Review" and "Risk Factors" contained in our annual reports on Form 20-F. They include:

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  the disruptions and volatility in the global financial markets;

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  the effects of UK economic conditions;

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  Santander UK's exposure to UK political developments, including the outcome of the UK referendum on membership of the EU;

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  the effects of the financial services laws, regulations, governmental oversight, administrative actions and policies and any changes thereto in each location or market in which Santander UK operates;

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  the effects of any new reforms to the UK mortgage lending market;

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  Santander UK's exposure to any risk of loss from legal and regulatory proceedings;

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  the power of the Financial Conduct Authority ("FCA"), the UK Prudential Regulation Authority ("PRA"), the Competition and Market Authority or an overseas regulator to potentially intervene in response to e.g. attempts by customers to seek redress from financial service institutions, including Santander UK, in case of industry-wide issues;

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  the effects which the Banking Act 2009 may have on Santander UK's business and the value of securities issued;

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  the effects which the bail-in and write down powers under the Banking Act 2009 and Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time (the "BRRD") may have on Santander UK's business and the value of securities issued;

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  the extent to which regulatory capital and leverage requirements and any changes to these requirements may limit and adversely affect Santander UK's operations;

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  Santander UK's ability to access liquidity and funding on acceptable financial terms;

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  the extent to which liquidity requirements and any changes to these requirements may limit and adversely affect Santander UK's operations;

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  Santander UK's exposure to UK Government debt;

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  the effects of the ongoing political, economic and sovereign debt tensions in the Eurozone;

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  Santander UK's exposure to risks faced by other financial institutions;

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  the effects of an adverse movement in external credit ratings assigned to Santander UK or any of its debt securities;

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  the effects of fluctuations in interest rates and other market risks;

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  the extent to which Santander UK may be required to record negative fair value adjustments for its financial assets due to changes in market conditions;

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  the risk of failing to successfully implement and continue to improve Santander UK's credit risk management systems;

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  the risks associated with Santander UK's derivative transactions;

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  the extent to which Santander UK may be exposed to operational risks, including risks relating to data and information collection, processing, storage and security;

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  the risk of third parties using Santander UK as a conduit for illegal or improper activities without Santander UK's knowledge;

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  the risk of failing to effectively improve or upgrade Santander UK's information technology infrastructure and management information systems in a timely manner;

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  Santander UK's exposure to unidentified or unanticipated risks despite its risk management policies, procedures and methods;

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  the effects of competition with other financial institutions;

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  the various risks facing Santander UK as it expands its range of products and services (e.g. risk of new products and services not being responsive to customer demands or successful, risk of changing customer needs);

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  Santander UK's ability to control the level of non-performing or poor credit quality loans and whether Santander UK's loan loss reserves are sufficient to cover loan losses;

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  the extent to which Santander UK's loan portfolio is subject to prepayment risk;

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  the risk that the value of the collateral, including real estate, securing Santander UK's loans may not be sufficient and Santander UK may be unable to realise the full value of the collateral securing its loan portfolio;

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  the ability of Santander UK to realise the anticipated benefits of its organic growth or business combinations and the exposure, if any, of Santander UK to any unknown liabilities or goodwill impairments relating to acquired businesses;

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  the extent to which members of Santander UK may be responsible for contributing to compensation schemes in the UK in respect of banks and other authorised financial services firms that are unable to meet their obligations to customers;

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  the effects of taxation requirements and other assessments and any changes thereto in each location in which Santander UK operates;

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  the effects of any changes in the pension liabilities and obligations of Santander UK;

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  the ability of Santander UK to recruit, retain and develop appropriate senior management and skilled personnel;

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  the effects of any changes to the reputation of Santander UK or any affiliate operating under the Santander UK brands;

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  the basis of the preparation of Santander UK's financial statements and information available about Santander UK, including the extent to which assumptions and estimates made during such preparation are accurate;

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  the extent to which disclosure controls and procedures over financial reporting may not prevent or detect all errors or acts of fraud;

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  the extent to which changes in accounting standards could impact Santander UK's reported earnings;

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  the extent to which Santander UK relies on third parties and affiliates for important infrastructure support, products and services;

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  the possibility of risk arising in the future in relation to transactions between us and our parent, subsidiaries or affiliates;

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  the extent to which different disclosure and accounting principles between the UK and the US may provide you with different or less information about us than you expected; and

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  the risk associated with enforcement of judgments in the US.

        Undue reliance should not be placed on forward-looking statements when making decisions with respect to us and/or our securities. Investors and others should take into account the inherent risks and uncertainties of forward-looking statements and should carefully consider the foregoing non-exhaustive list of important factors. Forward-looking statements speak only as of the date on which they are made and are based on the knowledge, information available and views taken on the date on which they are made; such knowledge, information and views may change at any time. We do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 DESCRIPTION OF THE ISSUER

Santander UK plc and the Santander UK group

  Background

        Santander UK plc is a subsidiary of Banco Santander, S.A. ("Banco Santander"), a retail and commercial bank based in Spain.

        Santander UK plc was originally formed as a building society in 1944 under the name Abbey National Building Society and is now a public limited company incorporated and registered in England and Wales under the Companies Act 1985. It was incorporated on September 12, 1988 with registered number 2294747.

        On November 12, 2004, Banco Santander completed the acquisition of the entire issued ordinary share capital of Santander UK plc, implemented by means of a scheme of arrangement under Section 425 of the Companies Act 1985 making Santander UK plc a subsidiary of Banco Santander. On January 10, 2014, Santander UK plc became the principal operating subsidiary of Santander UK Group Holdings plc (a public limited company incorporated and registered in England and Wales under the Companies Act 1985) through an exchange of shares of Santander UK Group Holdings plc with the shareholders of Santander UK plc. Santander UK Group Holdings plc is a subsidiary of Banco Santander and Santusa Holding, S.L.

        The principal executive office and registered office of the Issuer is at 2 Triton Square, Regent's Place, London, NW1 3AN. The telephone number of the Issuer is +44 (0) 870 607 6000.

        Santander UK operates primarily in the UK, is regulated by the UK Prudential Regulation Authority ("PRA") and the Financial Conduct Authority ("FCA") and is part of the Banco Santander, S.A. group.

  Business and Support Divisions

        The Santander UK group operates four business divisions as follows:

  Retail Banking

        Retail Banking offers a wide range of products and financial services to individuals and small businesses through a network of branches and ATMs, as well as through telephony, digital, mobile and intermediary channels. Retail Banking also serves business customers with an annual turnover of up to £6.5 million via business banking as well as Santander Consumer Finance, predominantly a vehicle finance business. Its main products are residential mortgage loans, savings and current accounts, credit cards and personal loans as well as insurance policies.

  Commercial Banking

        Commercial Banking offers a wide range of products and financial services to customers through a network of regional Corporate Business Centres and through telephony and digital channels. The management of our customers is organized across two relationship teams—the Regional Corporate Bank that covers trading businesses with annual turnover from £6.5 million to £500 million and Specialist Sector Groups that cover real estate, housing finance, education, healthcare, and hotels. Commercial Banking products and services include loans, bank accounts, deposits, treasury services, invoice discounting, cash transmission, trade finance and asset finance.

  Global Corporate Banking

        Global Corporate Banking services corporate clients with a turnover of £500 million and above per annum and financial institutions, as well as supporting the rest of Santander UK's business segments. Global Corporate Banking clients require specially tailored solutions and value-added services due to their size, complexity and sophistication. We provide these clients with products to manage currency fluctuations, protect against interest rate risk, and arrange capital markets finance and specialist trade finance solutions.

  Corporate Centre

        Corporate Centre predominantly consists of the non-core corporate and treasury legacy portfolios. Corporate Centre is also responsible for managing capital and funding, balance sheet composition and structure and strategic liquidity risk. The non-core corporate and treasury legacy portfolios include aviation, shipping, infrastructure, commercial mortgages, Social Housing loans and structured credit assets, all of which are being run-down and/or managed for value.

RISK FACTORS

        You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to the Debt Securities

Under the terms of the debt securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority.

        Notwithstanding any other term of the debt securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of securities, by its acquisition of the debt securities, each holder of securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power") by the relevant UK resolution authority (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power") whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power"); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

The relevant UK resolution authority could exercise the UK bail-in power which could impose losses on an investment in the debt securities.

        On October 1, 2013, the UK Government published amendments to the Financial Services (Banking Reform) Bill. The amendments introduced, among other things, a national "bail-in" power, which forms part of the existing special resolution regime under the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013 (the "Banking Act").

        Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time (the "BRRD") entered into force on July 2, 2014. The BRRD contains similar resolution tools and powers to the Banking Act, including a bail-in power which gives resolution authorities the power to write down the claims of unsecured creditors of a failing institution and to convert unsecured debt claims to equity (subject to certain parameters). The UK Government decided to implement the BRRD bail-in power from January 1, 2015 (with the exception of provisions requiring contractual recognition of UK bail-in powers in foreign law governed liabilities which were implemented through FCA and PRA rules between February 2015 and January 1, 2016) and has introduced secondary legislation which came into force on January 1, 2015 to amend the UK bail-in power to implement BRRD. The provisions requiring contractual recognition of UK bail-in powers in certain foreign law governed debt instruments (including the debt securities) is in effect for instruments issued after February 19, 2015. The second phase of the implementation of the rules, which apply to all other relevant liabilities, commenced on January 1, 2016.

        The UK bail-in power has been introduced as an additional power available to the UK resolution authority, to enable it to recapitalize a failed institution by allocating losses to unsecured creditors subject to the rights of such creditors to be compensated under a bail-in compensation order, which is based on the principle that such creditors should receive no less favorable treatment than they would have received, had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. The UK bail-in power includes the power to cancel or write-down (in whole or in part) certain liabilities (including the debt securities) or modify the terms of certain contracts (including the debt securities) for the purposes of reducing or deferring the liabilities of a relevant institution under resolution and the power to convert certain liabilities (including the debt securities) into shares (or other instruments of ownership) of the relevant institution. The conditions for use of the UK bail-in power are generally that (i) the regulator determines the relevant institution is failing or likely to fail, (ii) it is not reasonably likely that any other action can be taken to avoid such relevant institution's failure, and (iii) the relevant UK resolution authority determines that it is in the public interest to exercise the bail-in power.

        According to the Banking Act, as well as similar principles in the BRRD, the relevant UK resolution authority should have regard to the insolvency treatment principles when exercising the UK bail-in power in respect of the debt securities. The insolvency treatment principles are that (i) the exercise of the UK bail-in power should be consistent with treating all liabilities of the bank in accordance with the priority that they would enjoy upon liquidation and (ii) any creditors who would have equal priority upon liquidation should bear losses on an equal footing with each other. The UK Treasury may, by order, specify further matters or principles to which the relevant UK resolution authority must have regard when exercising the UK bail-in power. These principles may be specified in addition to, or instead of, the insolvency treatment principles. If the relevant UK resolution authority departs from the insolvency treatment principles when exercising the UK bail-in power, it must report to the Chancellor of the Exchequer stating the reasons for its departure.

        The debt securities are subject to the provisions of the UK bail-in power and consequently may be subject to a partial or full write-down, modification or conversion to equity. Holders of the debt securities (including each holder of a beneficial interest in the debt securities) may lose all of their investment in the debt securities, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon and any remaining outstanding securities or securities into which the debt securities are converted may be of little value at the time of conversion and thereafter.

        Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act, we do not expect any securities issued upon conversion of the debt securities to meet the listing requirements of any securities exchange. Any securities received by holders of the debt securities upon conversion of the debt securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. As a result, there may not be an active market for any securities held after the exercise of the UK bail-in power.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power are uncertain, which may affect the value of the debt securities.

        There is considerable uncertainty regarding the specific factors beyond the goals of addressing banking crises pre-emptively and minimizing taxpayers' exposure to losses (for example, by utilizing resolution tools and writing down relevant capital instruments before the injection of public funds into a financial institution) which the relevant UK resolution authority would consider in deciding whether to exercise the UK bail-in power with respect to the relevant financial institution and/or securities, such as the debt securities, issued by that institution.

        While pre-conditions have been proposed for the exercise of the UK bail-in power under the Banking Act, there is no certainty as to how the relevant UK resolution authority will exercise in practice any bail-in power with respect to a financial institution and/or securities, such as the debt securities, issued by that institution. The UK Treasury may by order specify matters or principles to which the relevant UK resolution authority must have regard in exercising its bail-in powers including insolvency treatment principles or alternative principles. Notwithstanding any such secondary legislation, the relevant UK resolution authority is likely to have considerable discretion as to how it exercises the UK bail-in power. As there may be many factors, including factors outside of our control or not directly related to us, which could result in such a determination, holders of the debt securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK bail-in power.

        Accordingly, the threat of bail-in may affect trading behavior, including prices and volatility, and, as a result, the debt securities are not necessarily expected to follow the trading behavior associated with other types of securities.

Holders' rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

        Under the Banking Act, holders of securities will have a right to be compensated under a bail-in compensation order which is based on the principle that such investors should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. A similar principle is set out in the BRRD. There is some uncertainty as to what other protections will be available to holders of securities (including the debt securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. Accordingly, the holders of the debt securities (including each holder of a beneficial interest in the debt securities) have limited rights to challenge any decision of the relevant UK resolution authority to exercise the UK bail-in power.

Other powers contained in the Banking Act and the BRRD, either in their current form or as may be amended, may affect the value of an investment in the debt securities.

        The special resolution regime in the Banking Act provides relevant UK resolution authorities with a variety of other powers, in addition to the UK bail-in power, for dealing with UK banks. See "Shareholder information—Risk factors—The Banking Act may adversely affect our business" on page 283 of our 2016 Annual Report on Form 20-F. The exercise of these powers may impact how we are managed as well as, in certain circumstances, the rights of creditors.

The debt securities will be unsecured and will be effectively subordinated to our secured indebtedness.

        The debt securities we issue will be unsecured and will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indenture for the debt securities does not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the debt securities then outstanding.

The debt securities lack a developed public market.

        There can be no assurance regarding the future development of a market for any securities we may issue or the ability of holders of the debt securities to sell their securities or the price at which such holders may be able to sell their securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for any securities we may issue or that an active public market for the debt securities will develop. See "Plan of Distribution (Conflicts of Interest)." We may apply for listing of any securities we may issue on a recognized securities exchange; however, there can be no assurance that the debt securities will be so listed by the time the debt securities are delivered to purchasers or that the listing will be granted.

Our credit ratings may not reflect all risks of an investment in the debt securities.

        Our credit ratings may not reflect the potential impact of all risks relating to the market values of the debt securities. However, real or anticipated changes in our credit ratings will generally affect the market values of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

USE OF PROCEEDS

        Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes.

 DESCRIPTION OF THE DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities. As used in this description, the holder of a debt security is, with respect to a debt security in registered form, the registered owner of that debt security.

        When we refer to "debt securities" in this prospectus, we mean the senior debt securities of the Issuer. The debt securities will be issued under a senior indenture (the "indenture") dated as of September 29, 2016 between Santander UK plc, as issuer, and Wells Fargo Bank, National Association, as trustee (the "trustee") (as successor to Law Debenture Trust Company of New York pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of June 2, 2017 among the Issuer, the trustee and Law Debenture Trust Company of New York). The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the indenture include those provisions made part of the indenture by reference to the Trust Indenture Act of 1939 ("TIA").

        The following summaries of the material provisions of the debt securities and the indenture do not purport to be complete and are qualified in their entirety by reference to all the provisions of the indenture, including the definitions of certain terms which are provided in the indenture. Wherever particular defined terms of the indenture are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the indenture and are incorporated by reference into this prospectus.

        For the avoidance of doubt, each reference to "holder," "holders" and "you" will also be deemed to include the beneficial owners of the debt securities.

General

        The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.

        The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

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  their specific designation, authorized denomination and aggregate principal amount;

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  the price or prices at which they will be issued;

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  whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

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  the annual interest rate or rates, or how to calculate the interest rate or rates;

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  the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

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  the times and places at which any interest payments are payable;

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  the terms of any mandatory or optional redemption, including the amount of any premium;

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  any modifications or additions to the events of defaults with respect to the debt securities offered;

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  the currency or currencies in which they are denominated and in which we will make any payments;

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  any index used to determine the amount of any payments on the debt securities;

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  any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

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  whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments; and

  •
  any listing on a securities exchange.

        In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of debt securities.

        Debt securities may bear interest at a fixed rate or a floating rate. Holders of debt securities shall have no voting rights except those described under the heading "—Modification and Waiver" below.

        We may, without the consent of the holders of the debt securities of any series, issue additional debt securities, having the same ranking and same interest rate, maturity and other terms as the debt securities previously issued; provided however that such additional debt securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional debt securities are issued pursuant to a "qualified reopening" of the original series, are otherwise treated as part of the same "issue" of debt instruments as the original series, or the original debt securities were issued with no more than a de minimis amount of original issue discount and the additional debt securities are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any additional debt securities having such similar terms, together with the debt securities previously issued, will constitute a single series of debt securities under the indenture.

Form of Debt Securities; Book-Entry System

  General

        Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. ("Euroclear Bank"), as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream Luxembourg"), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

        The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indenture. Except as described below under the heading "—Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

  Payments on the Global Debt Security

        Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

  The Clearing Systems

        DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

        DTC.    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Euroclear.    Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Euroclear Terms and Conditions") and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        Clearstream Luxembourg.    Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the debt securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

  Issuance of Definitive Securities

        So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

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  (i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the debt securities of such series, or (iii) if at any time DTC ceases to be eligible as a "clearing agency" registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days;

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  an Event of Default has occurred and is continuing and the registrar has received a request from the depositary; or

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  the applicable prospectus supplement provides otherwise with respect to a particular series.

        Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

        Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

        If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

        If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the debt securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the debt securities represented by the certificate, to the address specified in the form of transfer.

  Settlement

        Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC's Same-Day Funds Settlement System.

Payments

        We will make any payments of interest, principal and premium, if any, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Status

  Status of the Debt Securities

        The debt securities will constitute our direct, unconditional, unsubordinated and unsecured obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

  Currency

        To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.

Payments Subject to Fiscal Laws

        All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the "—Additional Amounts" or "—Covenants" provisions below. For the purposes of this prospectus and any prospectus supplement, the phrase "fiscal or other laws, regulations and directives" shall include any obligation of us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, "FATCA").

Additional Amounts

        Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the "taxing jurisdiction"), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities ("Additional Amounts") that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

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  the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

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  except in the case of a winding up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

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  the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

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  the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

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  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and any interest on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

        Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Covenants

        The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.

        As provided in "—Payments Subject to Fiscal Laws," all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if, inter alia, either:

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  all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

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  the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year or are to be exchanged for stock or other securities;

and notice of such exchange has been given and we deposit in trust with the trustee for your benefit and the benefit of all other direct holders of the debt securities, a combination of money or U.S. government obligations (with respect to securities denominated in dollars) or foreign government obligations (with respect to securities denominated in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under "—Events of Default and Default; Limitation of Remedies—Event of Default" below. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. However, even if we take these actions, a number of our obligations under the indenture will remain.

        The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.

Agreement with Respect to the Exercise of UK Bail-in Power

        Notwithstanding any other term of the debt securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of debt securities, by its acquisition of the debt securities, each holder of debt securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of debt securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

        For these purposes, "Amounts Due" are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

        As used in this prospectus, the "UK bail-in power" is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

        We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the "bail-in consent."

        A reference to a "regulated entity" is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the "relevant UK resolution authority" is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

        No Amounts Due on the debt securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities.

        Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities, we will provide a written notice to the holders of the debt securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.

        Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will be an Event of Default (as defined in the indenture) with respect to such debt securities.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the trustee will not be required to take any further directions from the holders of debt securities with respect to any portion of the debt securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the indenture, and (b) the indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the debt securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee's duties under the indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to another supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any debt securities remain outstanding, there will at all times be a trustee for the debt securities in accordance with the indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities remain outstanding following the completion of the exercise of the UK bail-in power.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in the debt securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

        For a discussion of certain risk factors relating to the UK bail-in power, see "Risk Factors Relating to the Debt Securities."

Redemption

        Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days' notice to each holder of debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

  •
  in making any payments, on the particular series of debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

  •
  payments, on the next interest payment date in respect of any of the series of debt securities, has been or would be treated as a "distribution," in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

  •
  on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

        In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

        The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

  •
  the redemption date;

  •
  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

  •
  the redemption price;

  •
  that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

  •
  the place or places at which each holder may obtain payment of the redemption price; and

  •
  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such debt securities

        In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.

        We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows. Any debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

Modification and Waiver

        We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):

  •
  change the stated maturity of the principal amount of any debt security;

  •
  reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

  •
  reduce the amount of principal on any original issue discount security;

  •
  change any obligation to pay Additional Amounts;

  •
  change the currency of payment of the principal amount of, premium or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment due and payable;

  •
  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, (as such term is defined below); or

  •
  modify the above requirements or requirements regarding waiver of past defaults.

Events of Default; Limitation of Remedies

  Event of Default

        Unless the relevant prospectus supplement provides otherwise, an "Event of Default" with respect to any series of debt securities shall result if:

  •
  we do not pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the debt securities of that series to us requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

  •
  we breach any covenant or warranty of the indenture (other than as stated above with respect to payments when due) and that breach has not been remedied or waived within 60 days of receipt of a written notice from holders of at least 25% in outstanding principal amount of the debt securities of that series requiring the breach to be remedied; or

  •
  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

        If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of or provision of security to the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

        Subject to applicable law, no holder of a debt security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the debt securities or the applicable indenture, and each holder of a debt security shall, by virtue of being the holder of such debt security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the debt securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the Issuer or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer and accordingly any such discharge shall be deemed not to have taken place.

  Limitation of Remedies

        The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series. The holders shall provide written notice to the trustee of such waiver.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity or security satisfactory to the trustee.

        The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the debt securities of any series known to it, give to each holder of the debt securities of the affected series notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

        We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

        We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of the European Union or the laws of the United States, Canada, Australia or New Zealand that assumes, by a supplemental indenture, our obligations on the debt securities and under the indenture, and we procure the delivery of a customary officer's certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

        Subject to applicable law and regulation, a holding company of us or any of our wholly-owned subsidiaries (the "successor entity") may assume our obligations under the debt securities of any series without the consent of any holder; provided, that:

  •
  the successor entity expressly assumes such obligations by an amendment to the indenture, in a form satisfactory to the trustee, and we, by an amendment to the indenture, unconditionally guarantee all of such successor entity's obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment;

  •
  the successor entity confirms in such amendment to the indenture that any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

  •
  immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, with respect to the debt securities of such series shall have occurred and be continuing.

        The successor entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in "—Redemption" above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity's jurisdiction of incorporation which occurs after the date of the assumption.

        An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences described below under the heading "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations—Change in Obligor of the Debt Instruments." You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

        The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices

        All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

        Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, United States, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 ("TIA"). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Wells Fargo Bank, National Association, in the ordinary course of our business.

Consent to Service of Process

        Under the indenture, we designate CT Corporation System at 111 Eighth Avenue, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

CERTAIN TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a debt security that is a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security (a "U.S. holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that will hold debt securities as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income. Any special U.S. federal income tax considerations relevant to a particular issue of debt securities will be provided in the applicable prospectus supplement.

        Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

  Payments of Interest

        Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a debt security will be taxable to a U.S. holder as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. holder's method of tax accounting).

        Payments of interest and additional amounts on debt securities will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular circumstances.

  Purchase, Sale and Retirement of Debt Securities

        A U.S. holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security.

        Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder's tax basis in such debt security.

        Except as discussed below with respect to market discount and short-term debt securities (as defined below), gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.

  Original Issue Discount

        If the Issuer issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or greater than the product of one-fourth of one percent (0.25%) of the state redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will be "OID debt securities." U.S. holders of OID debt securities generally will be subject to the special tax accounting rules for obligations issued with original issue discount ("OID") provided by the Internal Revenue Code of 1986, as amended, and certain regulations promulgated thereunder (the "OID Regulations"). U.S. holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        In general, each U.S. holder of an OID debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an OID debt security allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the OID debt security at the beginning of the accrual period by the yield to maturity of such OID debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest (as defined below) allocable to that accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an OID debt security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of an OID debt security at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. In the case of an OID debt security that bears interest at a floating rate, both the "yield to maturity" and "qualified stated interest" will generally be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this "constant yield" method of including OID in income, the amounts includible in income by a U.S. holder in respect of an OID debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        A subsequent U.S. holder of an OID debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an OID debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the OID debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a "variable rate debt instrument," such debt security will be subject to special rules (the "Contingent Payment Regulations") that govern the tax treatment of debt obligations that provide for contingent payments ("Contingent Debt Obligations"). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

        Certain of the debt securities may be subject to special redemption features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

  Premium and Market Discount

        A U.S. holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS"). A U.S. holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder's tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.

        If a U.S. holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an OID debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security, or, at the election of the holder, under a constant-yield method.

        A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

  Short-Term Debt Securities

        The rules set forth above will also generally apply to debt securities having maturities of not more than one year ("short-term debt securities"), but with certain modifications.

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a U.S. holder, under a constant yield method.

        Second, a U.S. holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term debt security may elect to accrue OID into income on a current basis or to accrue the "acquisition discount" on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

        A U.S. holder using the accrual method of tax accounting and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis. Alternatively, a U.S. holder of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the short-term debt security's stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

  Substitution of the Issuer

        The terms of the debt securities provide that, in certain circumstances, the obligations of the issuer under the debt securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities by a U.S. holder in exchange for new debt securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes), and the U.S. holder's tax basis in the debt securities.

  Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

        The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.

  Information Reporting and Backup Withholding

        Information returns will be required to be filed with the IRS with respect to payments made to certain U.S. holders of debt securities. In addition, certain U.S. holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the applicable withholding agent. Persons holding debt securities who are not U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding tax.

  Foreign Account Tax Compliance Act

        As a result of FATCA and related intergovernmental agreements, holders of the debt securities may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners. It is also possible that payments on the debt securities may be subject to a withholding tax of 30% beginning on January 1, 2019 as a result of FATCA.

        The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the "US—UK IGA"). Pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA, we may be required to comply with certain reporting requirements. Holders of the debt securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for Her Majesty's Revenue & Customs ("HMRC"), and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA. Assuming the debt securities are treated as debt for U.S. federal income tax purposes and are not materially modified after the applicable "grandfathering date," payments on the debt securities will not be subject to FATCA withholding. The applicable "grandfathering date" is the date that is six months after the date on which final United States Treasury regulations defining the term "foreign passthru payment" are filed with the Federal Register.

        FATCA is particularly complex and its application to us is uncertain at this time. Each prospective investor should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each investor in its particular circumstance.

Certain United Kingdom Tax Considerations

        The comments below, which are of a general nature and are based on the Issuer's understanding of current UK law and H.M. Revenue & Customs' practice, describe only the UK withholding tax treatment of payments of interest in respect of the debt securities and the power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities. They are not exhaustive. They do not deal with any other UK taxation implications of acquiring, holding or disposing of debt securities. Prospective holders of debt securities who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the UK are strongly advised to consult their own professional advisers.

  1.
  Provided the Issuer continues to be a bank within the meaning of section 991 of the Income Tax Act 2007 and provided interest on the debt securities which it issues is paid in the ordinary course of its business, the Issuer is entitled to make payments of interest on such debt securities without withholding or deduction for or on account of income tax.

  2.
  So long as the debt securities are and continue to be admitted to trading on a "recognized stock exchange" within the meaning of section 1005 of the Income Tax Act 2007, payment of interest on the debt securities may be made without withholding or deduction for or on account of income tax (whether or not paragraph 1 applies).

  3.
  In other cases, absent any other relief or exemption (such as a direction by H.M. Revenue & Customs that interest may be paid without withholding or deduction for or on account of tax to a specified holder following an application by that holder under an applicable double tax treaty), an amount must generally be withheld on account of income tax at the basic rate (currently 20%) from payments of interest on the debt securities.

  4.
  If interest is paid under deduction of UK income tax (for example, if the debt securities cease to be listed on a recognized stock exchange), debt security holders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

  5.
  The interest paid on the debt securities will have a UK source and accordingly may be chargeable to UK tax by direct assessment. In this event, where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident for tax purposes in the UK, except where such persons carry on a trade, profession or vocation in the UK through a UK branch or agency or, in the case of corporate holders, carry on a trade through a permanent establishment in the UK, in each case being a trade, profession, vocation or permanent establishment in connection with which the interest is received or to which the debt securities are attributable; in such a case tax may be levied on the UK branch, agency or permanent establishment. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers).

  6.
  The above description of the UK withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution.

  7.
  Where debt securities are issued on terms that a premium is or may be payable on redemption, as opposed to being issued at a discount, then it is possible that any such element of premium may constitute a payment of interest and be subject to withholding on account of income tax as outlined in the preceding paragraphs.

  8.
  Where debt securities are issued at an issue price of less than 100% of their principal amount, any payments in respect of the accrued discount element on any such debt securities will not be made subject to any withholding or deduction for or on account of income tax.

Power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities

  9.
  H.M. Revenue & Customs have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information in connection with transactions relating to the debt securities. Information obtained by H.M. Revenue & Customs may be provided to tax authorities in other jurisdictions.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

        The Issuer may sell all or part of the debt securities from time to time on terms determined at the time such debt securities are offered for sale to or through underwriters or through selling agents. The Issuer may also sell such debt securities directly to other purchasers. The names of any such underwriters or selling agents in connection with the offer and sale of any series of debt securities will be set forth in the accompanying prospectus supplement relating thereto.

        The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the Issuer uses underwriters in the sale of such debt securities, they will acquire those debt securities for their own account and such debt securities may be resold from time to time in one or more transactions. Such debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters' obligations to purchase such debt securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of such debt securities if any of such debt securities are purchased.

        In connection with the sale of debt securities, the underwriters may receive compensation from the Issuer or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such compensation received from the Issuer will be described in the accompanying prospectus supplement.

        Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with the Issuer, to indemnification by the Issuer against certain civil liabilities, including liabilities under the Securities Act.

        Each series of debt securities will be a new issue of securities with no established trading market. In the event that debt securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in such debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for such debt securities.

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

  (a)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  at any time to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter nominated by the Issuer for any such offer;

  (c)
  at any time if the denomination per security being offered amounts to at least €100,000 (or equivalent); or

  (d)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of debt securities referred to in (a) to (d) above shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" shall mean Directive 2010/73/EU.

        Any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA would not apply to the Issuer if the Issuer were not an authorized person; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

Conflicts of Interest

        Santander Investment Securities Inc. ("SIS"), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by SIS, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm's distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of us will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        In addition, SIS may use this prospectus in connection with offers and sales related to market-making activities. SIS may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

        This prospectus may be used by SIS in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, SIS may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SIS may act as principal, or agent, including as agent for the counterparty in a transaction in which SIS acts as principal, or as agent for both counterparties in a transaction in which SIS does not act as principal. SIS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

        The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that SIS or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by SIS that it intends to make a market in the senior debt securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither SIS nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

        In this prospectus or any accompanying prospectus supplement, the terms "this offering" means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

 LEGAL OPINIONS

        Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, and Slaughter and May, our English solicitors, will pass upon certain legal matters relating to the debt securities to be offered hereby.

EXPERTS

        The financial statements at 31 December 2016 and for the year ended 31 December 2016 incorporated in this prospectus by reference to the 2016 Annual Report on Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements at 31 December 2015 and for each of the two years in the period ended 31 December 2015 (before the effects of the adjustments to retrospectively apply the changes in accounting discussed in Note 46 to the consolidated financial statements) (not separately incorporated by reference herein) have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing in the 2016 Annual Report on Form 20-F incorporated by reference in this Prospectus (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph outlining that Deloitte LLP were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in accounting discussed in Note 46 to the consolidated financial statements and, accordingly, did not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied). The adjustments to the financial statements at 31 December 2015 and for each of the two years in the period ended 31 December 2015 financial statements to retrospectively apply the change in composition of reportable segments, as described in Note 46 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements as of 31 December 2015 and for each of the two years in the period ended 31 December 2015 incorporated in this Prospectus by reference to the 2016 Annual Report on Form 20-F have been so included in reliance upon the reports of (i) Deloitte LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the changes in accounting discussed in Note 46 to the consolidated financial statements and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in the composition of reportable segments, as described in Note 46, given upon their authority as experts in auditing and accounting.